EXECUTIVE EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of the 10th day of May, 2005 between Monterey Bay Tech, Inc., a Nevada corporation with its principal offices at _________________________ (the “Company”) and Sholom Dolev, an individual residing at 3 Hadas St. Ramat-Gan, Israel (the “Executive”).

WHEREAS, the Company, through its SpaceLogic, Ltd. subsidiary, is in the business of providing software and systems for airport baggage security and baggage handling;

WHEREAS, Executive has experience in such fields; and

WHEREAS, the Company wishes to engage Executive to serve as its Vice President of Security Systems.

NOW THEREFORE, in consideration of the premises and the covenants contained herein, the parties hereby agree as follows:

1. Employment. The Company hereby employs the Executive as and the Executive accepts such employment on the terms and conditions hereinafter set forth.

2. Term. The term of this Agreement shall begin on May 10, 2005 date hereof and shall terminate on May 10, 2008 (the "Term"), unless sooner terminated in accordance with Paragraphs 5 or 6 below.

3. Duties. The Executive is engaged here as the Company’s Vice President of Security Systems and agrees to perform the duties and services incident to that position and such other or further duties and services to the Company and its subsidiaries of a similar nature as may be reasonably required of him by the Board of Directors of the Company or the Board's designee. Executive shall at all times be subject to the supervision of the Board of Directors of the Company and of such other person as the Board may designate. Executive’s regular place of work shall be the Company’s facility in Netanya, Israel.

4. Compensation; Expenses.

(a) Base Salary. The Executive shall be paid a salary at the rate of $36,000 per year, paid in installments in arrears in accordance with the Company's regular payroll practices. The Company may, at its discretion, increase the Executive's Base Salary and his other compensation provided for herein. Executive shall be entitled to annual increases in Base Salary as determined by the Board of Directors.

(b) Fringe Benefits.

    (i) The Executive shall be entitled to participate in all insurance, vacation and other fringe benefit programs of the Company to the extent and on the same terms and conditions as are accorded to other management Executives of the Company, provided, however, that nothing herein shall be deemed to require grants or awards to Executive under any benefit plans which provide for awards or grants at the discretion of the Board of Directors or of any committee or administrator, and that entitlement to vacations shall be governed solely by clause (ii) of this subparagraph (b).

(c) Business Expenses. The Company will pay, or reimburse the Executive for, all ordinary and reasonable out-of-pocket business expenses incurred by Executive in connection with his performance of services hereunder during the Employment Term in accordance with the Company's expense authorization and approval procedures then in effect upon presentation to the Company of an itemized account and written proof of such expenses.

5. Death or Total Disability of the Executive.

(a) Death. In the event of the death of the Executive during the term of this Agreement, this Agreement shall terminate effective as of the date of the Executive's death, and the Company shall not have any further obligation or liability hereunder except that the Company shall pay to Executive's designated beneficiary or, if none, his estate, the portion, if any, of the Executive's Base Salary for the period up to the Executive's date of death which remains unpaid.

(b) Total Disability. In the event of the Total Disability (as that term is hereinafter defined) of the Executive, the Company shall have the right to terminate the Executive's employment hereunder by giving the Executive 90 days' written notice thereof and, upon expiration of such 90-day period, the Company shall not have any further obligation or liability under this Agreement except that the Company shall pay to the Executive the portion, if any, of the Executive's unpaid Base Salary for the period up to the date on which this Agreement was terminated by the Company due to a total disability as aforesaid, provided that if the Executive, during any period of disability, received any periodic payments representing lost compensation under any health and accident policy or under any salary continuation insurance policy, the premiums for which have been paid by the Company, the amount of Base Salary that the Executive would be entitled to receive from the Company for such period of disability ending on the lapse of 90 days following the Company's termination notice, shall be decreased by the amounts of such payments.

The term "Total Disability," when used herein, shall mean a mental, emotional or physical condition which either (i) has rendered the Executive for a period of 90 consecutive days during the term of this Agreement, or (ii) in the opinion of an independent a licensed physician, is expected is expected to render the Executive, for a period of 3 months, unable or incompetent to carry out, on a substantially full-time basis, the job responsibilities he held or tasks that he was assigned at the time the disability was incurred.

6. Termination of Employment. In addition to termination pursuant to paragraph 5: The Company shall have the right to terminate this Agreement for “cause”, at any time, including without limitation prior to the end of the Term, by giving the Executive a notice of termination for cause, stating in such notice the reasons constituting such cause; provided, however, that the Board of Directors of the Company shall, within a reasonable period after providing such notice, hold a meeting in which the Executive shall be present and shall be allowed to convey his opinion in the matter. Unless the Board elects to withdraw the notice of termination for cause as aforesaid, this Agreement shall be terminated upon the delivery of the notice of termination for cause to the Executive. For purposes hereof "cause”): mean (a) habitual intoxication which materially affects the Executive's performance; (b) drug addiction; (c) Executive is found guilty of fraud, embezzlement, defalcation, dishonesty, or commission of an act of moral turpitude which results in either civil or criminal liability; (d) Executive’s intentional failure, or willful refusal without reasonable reason, to perform his duties under this Agreement or the reasonable and proper instructions of the Chief Executive Officer, which breach or failure is not cured by Executive within fourteen (14) days following notice by the Company to Executive requiring remedy of such breach; (e) Executive deliberately causes harm to the Company’s business affairs or breaches his duty of trust or fiduciary duties to the Company or its affiliates; or (f) Executive breaches the confidentiality and/or non-competition provisions of this Agreement, provided, however, that with respect to a breach which is not material only to the extent that such breach was not cured within fourteen (14) days following notice by the Company to Executive requiring remedy of such breach.

The Executive shall have the right to terminate this Agreement for “just cause”, at any time prior to the end of the Term, by giving the Company a notice of termination for just cause, stating in such notice the specific reasons constituting the just cause. For the purposes hereof “just cause” shall mean (a) a material breach by the Company of a material provision of this Agreement which breach shall not have been remedied by Company within fourteen (14) days of service of a notice in writing by the Executive on the Company requiring remedy of such breach; (b) a reduction by the Company in the Executive’s Base Salary (other than a reduction generally applicable to service providers, executive officers and employees of the Company and in general similar proportion as for other employees and executive officers, and provided that such reduction does not exceed 10% of Executive’s then current Base Salary), (c) a reduction in Executives duties such that Executive ceases to perform services normally performed by the Vice President for Security Systems of the Company without the Executive's consent, or (d) the Company becoming bankrupt or insolvent.

In the event that the Company shall discharge the Executive pursuant to paragraph 6.1 or in the event that the Executive resigns or otherwise terminates his employment with the Company for any reason other than for a "just cause" (as defined in paragraph 6.2 above), then the Company shall not have any further obligations or liability under this Agreement. Consequently, in the event that during the Term, this Agreement is of terminated (i) by the Executive for "just cause", or (ii) by the Company without "cause", then the Company shall continue to pay the Executive, commencing upon such termination and until the lapse of the Term, the Base Fee which he would have been entitled to receive had this Agreement not been terminated by the Executive for a just cause or by the Company without "cause", as applicable.

7. Non-Disclosure.

(a) Non-Disclosure. The Executive recognizes and acknowledges that he will have access to certain confidential information of the Company and that such information constitutes valuable, special and unique property of the Company. The Executive agrees that he will not, for any reason or purpose whatsoever, during or after the term of his employment, use any of such confidential information or disclose any of such confidential information to any party without express authorization of the Company, except as necessary in the ordinary course of performing his duties hereunder. The obligation of confidentiality imposed by this subparagraph shall not apply to information which appears in issued patents or printed publications or which otherwise becomes generally known in the industry through no act of the Executive in breach of this Agreement.

(b) Inventions, Designs and Product Developments. All inventions, discoveries, concepts, improvements, formulas, processes, devices, methods, innovations, designs, ideas and product developments (collectively, the "Developments"), developed or conceived by Executive, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term and all of the Executive's right, title and interest therein, shall be the exclusive property of the Company. The Executive hereby assigns transfers and conveys to the Company all of his right title and interest in and to any and all such Developments. Executive shall disclose fully, as soon as practicable and in writing, all Developments to the Board of Directors of the Company. At any time and from time to time, upon the request of the Company, the Executive shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts which, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Executive for all reasonable expenses the Executive incurs upon authorization of the Board of Directors of the Company. Notwithstanding anything to the contrary contained herein, the Company acknowledges that those inventions set forth on Exhibit “A” hereto, were created by Executive prior to Executive’s engagement by the Company (the “Prior Inventions”) and all right, title and interest to such Prior Inventions shall remain with Executive.

(c) Corporate Opportunities. In the event that during the Term, any business opportunity directly related to the Company’s business shall come to Executive’s knowledge, Executive shall promptly notify the Company’s Board of Directors of such opportunity. The Executive shall not appropriate for himself or for any other person other than the Company, any such opportunity, except with the express written consent of the Board of Directors, in advance.

(d) Executive's obligation pursuant to this Section 7 (including all sub-sections thereof) shall survive this Agreement and shall neither be limited by, nor shall such duty limit, the application of the general law relating to the fiduciary duties of an employee or a service provider.

8. Non-Competition. The Executive agrees that during the term of this agreement and for a period of one (1) year thereafter, the Executive shall not, unless acting pursuant hereto or with the prior written consent of the Board of Directors of the Company, directly or indirectly:

(a) solicit business from or perform services for, any persons, company or other entity which at any time during the Executive's employment by the Company is a client, customer of the Company or prospective customer of Company if such business or services are of the same general character as those engaged in or performed by the Company (as used herein, the term “prospective customer” shall mean any persons, company or other entity with which the Company had conducted sales or marketing activities within the prior six (6) months);

(b) solicit for employment or in any other fashion hire any of the Executives of the Company;

(c) own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, Executive, partner, principal, agent, representative, consultant or otherwise with any business or enterprise engaged in the business of designing, developing, and implementing software products designed for airport and baggage handling security screening (the “Business”);

(d) use or permit his name to be used in connection with, any business or enterprise engaged in the Business; or

(e) use the name of the Company or any name similar thereto, but nothing in this clause shall be deemed, by implication, to authorize or permit use of such name after expiration of such period;

provided, however, that this provision shall not be-construed to prohibit the ownership by the Executive of not more than 5% of any class of the outstanding equity securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934. In the event that the provisions of this Section should ever be adjudicated to exceed the time, geographic, service or product limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service or product limitations permitted by applicable law.

9. Equitable Relief; Survival.

(a) The Executive acknowledges that the restrictions contained in paragraphs 7(a), 7(b) and 8 hereof are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provisions of those Sections will result in irreparable injury to the Company. The Executive also acknowledges that the Company shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event of any such violation, the Company shall be entitled to commence an action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction and Executive further irrevocably submits to the jurisdiction of any New York State court over any suit, action or proceeding arising out of or relating to paragraph 7 or 8. The Executive hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to such jurisdiction or to the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in any inconvenient forum. Effective service of process may be made upon the Executive by mail under the notice provisions contained in paragraph 12 hereof.

(b) Survival of Covenants. The provisions of paragraphs 7 and 8 shall survive the termination of this Agreement.

10.  Remedies Cumulative; No Waiver. No remedy conferred upon the Company by this Employment Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof;, and any such right, remedy or power may be exercised by the Company from time to time and as often as may be deemed expedient or necessary by the Company in its sole discretion.

11.  Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

12.  Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Company:

_____________________________________________________

If to Executive:

3 Hadas St. Ramat-Gan, Israel

Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.

14. Contents of Agreement; Amendment and Assignment. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes and is instead of all other employment arrangement between the Executive and the Company. This agreement cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Executive hereunder are of a personal nature and shall not be assignable in whole or in part by the Executive.

IN WITNESS WHEREOF, this Agreement has been executed by the parties on the date first above written.

By:	Its

EXECUTIVE:

EXHIBIT “A”
THE PRIOR INVENTIONS

1.	JetLock™ - a security aircraft wheel lock designed to prevent and detect unauthorized movement of airplanes on the ground.

2.	SCS - Security Code System - a system for the verification and authentication of the identity of the pilot/s in command of an approaching aircraft.

3.	AVIATION SECURITY ASSESSMENT PROGRAM and oversight techniques.

4.	Operators training and qualification program for X-ray screening machines.